Exhibit 99.1

OS Therapies Completes $5.25M Registered Direct Offering Primarily with Pre-Existing High-Net-Worth Investors

●	Company expects approximately $2 million in non-dilutive VAT refunds from wholly owned U.K. subsidiary in 2Q-26

●	Company expects to receive approximately $2 million in non-dilutive R&D tax credits repayable to the company in cash from its U.K. subsidiary in 2H-26

●	Offering net proceeds, together with funds expected to be received via U.K. subsidiary, expected to provide cash runway into 2027

●	Company expects to receive approvals in the U.S., U.K. and Europe for OST-HER2 in the prevention of delay of recurrent, fully resected, pulmonary metastatic osteosarcoma in the second half of 2026

New York, NY, April 2, 2026 – OS Therapies, Inc. (NYSE-A: OSTX) (“OS Therapies” or “the Company”), the world leader in gene-edited, listeria-based cancer immunotherapies, today announced it that it has completed a $5.25 million registered direct offering of common stock (or pre-funded warrants in lieu thereof) and warrants, with participation primarily from high-net-worth investors who have invested in several of the Company’s prior financing rounds. Each investor was issued either shares of common stock at a purchase price of $1.40 per share or, in lieu thereof, pre-funded warrants at a purchase price of $1.399 per pre-funded warrant, together with one warrant to purchase one share of common stock at an exercise price of $1.40 per share for each share of common stock issued or issuable upon exercise of the pre-funded warrants. Additional details related to the offering are included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2026. Ceros Financial Services, Inc. acted as the exclusive placement agent for the offering.

Additionally, the Company announced that it expects to receive approximately $4 million in additional non-dilutive funds from VAT refunds and R&D reclaim funds via its wholly owned U.K. subsidiary that was established in 2025 for the purpose of conducting research & development.

“This capital raise, together with the non-dilutive funding we expect to receive from our U.K. subsidiary, is expected to support our operations as we advance toward crucial anticipated 2026 regulatory milestones for OST-HER2 in the U.S., U.K. and Europe, including early market access authorizations and potential eligibility for a Priority Review Voucher (PRV) under our Rare Pediatric Disease Designation (RPDD),” said Paul Romness, President & CEO of OS Therapies. “We are now focused on our upcoming regulatory interactions, including planned meetings later this quarter with the U.S. Food & Drug Administration (FDA), the European Medicines Agency (EMA), the U.K. Medicines and Healthcare products Regulatory Agency (MHRA) and the Australian Therapeutic Goods Administration (TGA) to review our clinical and biomarker data, as well as our proposed confirmatory Phase 3 trial design. We are hopeful these interactions will support market access for osteosarcoma patients beginning in 2027. This funding is also expected to support the initiation of a Phase 3 confirmatory trial, including the planned activation of an initial trial site in Australia, which is part of the requirements for a Biologics License Application (BLA) under the U.S. Accelerated Approval Program (Accelerated Approval) and for Conditional Marketing Authorisations (CMAs) in the U.K. and Europe.”

OST-HER2 has received Orphan Drug Designation (ODD), Fast Track Designation (FTD) and RPDD from the FDA, and ODD, FTD and ATMP from the EMA. Under the RPDD program, if the Company receives a BLA in the United States, it will become eligible to receive a PRV that it intends to sell, subject to market conditions. The most recent publicly disclosed PRV transaction occurred in February 2026 at a reported value of $205 million; however, there can be no assurance that the Company would realize a comparable value, if any, in connection with any future PRV sale. The Company is seeking to obtain a BLA under the Accelerated Approval Program for OST-HER2 in osteosarcoma in the second half of 2026.

The securities described above were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-289443) filed by the Company with the SEC on August 8, 2025 and declared effective by the SEC on August 25, 2025. The offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered were filed with the SEC and are available at the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained by contacting Ceros Financial Services, Inc. at 1445 Research Boulevard, Rockville, Maryland 20850, or e-mail Ahmed Gheith, Managing Director at Ceros at agheith@cerosfs.com.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About OS Therapies

OS Therapies is a clinical stage oncology company focused on the identification, development, and commercialization of treatments for Osteosarcoma (OS) and other solid tumors. The Company is the world leader in listeria-based cancer immunotherapies. OST-HER2, the Company’s lead asset, is an immunotherapy leveraging the immune-stimulatory effects of Listeria bacteria to initiate a strong immune response targeting the HER2 protein. OST-HER2 has received Orphan Drug Designation (ODD), Fast Track Designation (FTD) and Rare Pediatric Disease Designation (RPDD) from the U.S. Food & Drug Administration and has received ODD, FTD and ATMP from the European Medicines Agency. The Company reported positive data in its Phase 2b clinical trial of OST-HER2 in recurrent, fully resected, lung metastatic osteosarcoma, demonstrating statistically significant benefit in the 12-month event free survival (EFS) primary endpoint of the study and the overall survival (OS) secondary endpoint. The Company anticipates receiving a Biologics License Application (BLA) from the U.S. FDA for OST-HER2 in osteosarcoma in 2026 and, if approved, would become eligible to receive a Priority Review Voucher that it could then sell. The Company also anticipates receiving Conditional Marketing Authorisations from the U.K.’s Medicines and Healthcare products Regulatory Agency and the EMA for OST-HER2 in 2026. OST-HER2 has completed a Phase 1 clinical study primarily in breast cancer patients, in addition to showing preclinical efficacy data in various models of breast cancer. OST-HER2 has been conditionally approved by the U.S. Department of Agriculture for the treatment of canines with osteosarcoma. The Company also anticipates reading out data from a Phase 1b study of OST-504 in castration resistant prostate cancer in the first half of 2026.

In addition, OS Therapies is advancing its next-generation Antibody Drug Conjugate (ADC) and Drug Conjugates (DC), known as tunable ADC (tADC), which features tunable, tailored antibody-linker-payload candidates. This platform leverages the Company’s proprietary silicone Si-Linker and Conditionally Active Payload (CAP) technology, enabling the delivery of multiple payloads per linker. For more information, please visit www.ostherapies.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of OS Therapies and members of its management, as well as the assumptions on which such statements are based. OS Therapies cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to our expected to provide cash runway into 2027, the intended use of net proceeds from the offering, the potential approval of OST-HER2 by the U.S. FDA and other risks and uncertainties described in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other subsequent documents the Company files with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by the federal securities laws, OS Therapies specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

OS Therapies Contact Information:

Investor Relations

Harrison Seidner, PhD

WaterSeid Partners

OSTX@waterseid.com

Public Relations

Stephanie Chen

Elev8 New Media

media@ostherapies.com

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